Exhibit 99.1

Restaurant Brands International Inc. to Refinance and Reduce its Debt

Oakville, Ontario – May 11, 2015 – Restaurant Brands International Inc. (TSX/NYSE: QSR, TSX: QSP) (“RBI”) and 1011778 B.C. Unlimited Liability Company and New Red Finance, Inc. (the “Issuers”) announced today that the Issuers intend to offer $1,250 million in aggregate principal amount of First Lien Senior Secured Notes due 2022 (the “Notes”) and refinance their existing First Lien Term Loan facility. The net proceeds from the offering of the Notes, together with cash on hand, are expected to be used to repay approximately $1,550 million of the Issuers’ outstanding First Lien Term Loan facility. The Issuers also plan to refinance the existing interest rate on their First Lien Term Loan Facility. The Issuers intend to launch the First Lien Term Loan facility refinancing today and the Notes offering and the related guarantees on or about Wednesday, May 13, 2015.

The Notes will be first lien senior secured obligations and will rank pari passu in right of payment with all of the Issuers’ existing and future senior indebtedness, including their senior secured First Lien Term Loan facility. The Notes will be guaranteed on a senior secured basis by certain of their existing and future direct and indirect wholly owned restricted subsidiaries organized in the U.S. and Canada.

The Notes will be marketed (i) in the U.S. to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) outside the U.S. pursuant to Regulation S under the Securities Act. The notes and the related guarantees have not been registered under the Securities Act and may not be offered or sold in the U.S. absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws.

In connection with the offering, the Issuers plan to enter into a first amendment to credit agreement governing First Lien Term Loan facility, dated October 27, 2014, by and among the Issuers, the other guarantors party thereto from time to time, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent. The first amendment is intended to provide for, among other things, the reduction of the current interest rate margins applicable to borrowings made in respect of the First Lien Term Loan facility.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Contacts

Investors

Andrea John, Investor Relations

(905) 339-4940;

investor@rbi.com

Media

Patrick McGrade, Corporate

Affairs (905) 339-5815;

media@rbi.com

About Restaurant Brands International

Restaurant Brands International Inc. is one of the world’s largest quick service restaurant companies with over $23 billion in system-wide sales and over 19,000 restaurants in approximately 100 countries and U.S. territories. Restaurant Brands International owns two of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS® and BURGER KING®. These independently operated brands have been serving their respective guests, franchisees, and communities for over 50 years. To learn more about Restaurant Brands International, please visit Restaurant Brands International’s website at www.rbi.com.

Forward-Looking Statements

This press release includes forward-looking statements, which are often identified by the words “may,” “might,” “believes,” “thinks,” “anticipates,” “plans,” “expects,” “intends” or similar expressions and reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements include statements about Restaurant Brands International Inc.’s (“RBI’s”) expectations and belief regarding its ability to refinance the existing First Lien Term Loan facility and complete the proposed Notes offering, re-pricing and debt repayment on terms acceptable to RBI or at all. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the U.S. Securities and Exchange Commission and on SEDAR in Canada, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to RBI’s substantial indebtedness, which could adversely affect its financial condition and prevent it from fulfilling its obligations. RBI undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

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